PROMISSORY NOTE

DATE:                October 18th 2000

MAKERS:              eClickMD, Inc., a Nevada corporation

                     PAYEE: M.R. Bob Rice, an individual residing in the State of Texas

PLACE FOR PAYMENTS:  Route 1 Box 79, Rochelle, Texas 76872

PRINCIPAL AMOUNT:    ONE HUNDRED FIFTY-FIVE THOUSAND AND NO/100 DOLLARS
                     ($155,000.00)

AMOUNT OF INTEREST:  Ten percent (10.000%) per annum

TERMS OF PAYMENT:    All principal and interest in due and payable in full on or before January 18th 2001.

SECURITY INTEREST:   A first lien and perfected security interest in and to all intellectual property of Maker including without limitation all copyrights, patents, computer code, software, trademarks, word marks, and business processes.

GENERAL TERMS AND CONDITIONS:

         For and in consideration of the loan of $155,000.00 to the Maker from Payee, value received, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by all parties, Makers, endorses, sureties, and guarantors, each promise, agree, and contract to pay to the order of Payee at the place for payment and according to the terms of payment set forth in this Promissory Note, the principal amount and all interest stated in this Promissory Note. Interest shall accrue on matured, unpaid principal at the rate of ten percent (10.00%) per annum. Makers may pre-pay the entire outstanding principal balance at any time without penalty.

         Makers shall be held in default if Payee has not received the full amount of the payment then due within ten (10) days of the due date for that payment unless there is a deduction or reduction in the principal amount of the Promissory Note. If this Promissory Note or any instrument securing or collateral to it is given to an attorney for collection or enforcement, or if it is collected or enforced through probate, bankruptcy, or other judicial proceeding, then Makers, sureties, endorses, or guarantors shall pay Payee or the Holder hereof all costs and expenses of collection and enforcement, including without limitation all reasonable attorneys' fees and costs of court in addition to all other amounts due.

         Makers, sureties, endorses, or guarantors admit and confess for all purposes that a reasonable attorneys' fee shall be at least ten percent (10%) of all principal and interest due and payable under the terms of this Promissory Note.

         Interest on the debt evidenced by this note shall not exceed the maximum amount of nonusurious interest that may be contracted for, taken, reserved, charged, or received under law. Any interest in excess of that maximum amount shall be credited on the principal of the debt, or if that has been paid in full, refunded to Makers. On any acceleration or required or permitted prepayment, any such excess shall be canceled automatically as of the acceleration or prepayment, or if already paid, credited on the principal of the debt, or if the principal of the debt has been paid in full, refunded to Makers. This provision supersedes any other provision in this and any and all other instruments concerning this debt.

         This Promissory Note is binding upon and inures to the benefit of the agents, assigns, devisees, successors, heirs, beneficiaries, personal representatives, executors, and guardians of each Maker, Guarantor, and Payee. This note shall be assumable and assignable only upon written notice to each party. The laws of the State of Texas, without regard to the conflict of laws provisions, and any applicable federal laws, shall exclusively govern the construction, interpretation, and enforcement of this Agreement. This Promissory
Note is enforceable in McCulloch County, Texas. In the event that any one or more provisions or parts of this Agreement shall for any reason be held or adjudged to be invalid, illegal, or unenforceable in any respect, then such provision or part shall not affect any other provision in this Agreement, and this Agreement shall then be construed and interpreted as if such invalid, illegal, or unenforceable provision or part had not been contained in this Agreement. No failure of a party to detect, protest, or remedy a breach of any of its rights under this Agreement shall be deemed a waiver of any of the aggrieved party's rights. Each Maker shall be jointly and severally liable for the payment of the full amount of this Promissory Note, including all principal and interest. Each Maker represents, warrants, and guarantees that the CEO and Director of the corporation has been duly authorized by appropriate resolution to enter into this Promissory Note and make it binding upon the corporation. When context requires singular nouns and pronouns include the plural and vice versa. When context requires masculine nouns and pronouns include the feminine and vice versa. In the event of an ambiguity or question of intent or interpretation of this Promissory Note, then this Promissory Note shall be construed as if drafted jointly by the Parties with no presumptions or burden of proof arising favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Promissory Note. Time is of the essence. A facsimile transmission signature or document shall be deemed an original document for all purposes, and is intended by the parties to be binding and valid. This Promissory Note is for the sole and exclusive benefit of the Makers and Payees, and nothing in this Promissory Note, express or implied, is intended to confer, establish, or create, or be interpreted or construed as conferring, establishing, or creating upon any other person any rights, remedies, or any other type or types of benefits. It is intended by the Makers and Payee that there be no third party beneficiaries to this Promissory Note. This Promissory Note may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute but one and the same instrument.

         SIGNED on October 18th 2000.
eClickMD, Inc.

/s/  Andy W. McBee
----------------------------------------------------
By, Andy W. McBee
in his capacity as Director of eClickMD, Inc., Maker

/s/   Marion R. Rice
----------------------------------------------------
By, Marion R. Rice
in his capacity as CEO and Director of eClickMD, Inc., Maker

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